Exhibit 4.8

SUBSCRIPTION AGREEMENT

Advanced Cell Technology, Inc.
a Delaware corporation
One Innovation Drive
Worcester, MA 01605
Telephone (508) 756-1212

The undersigned has received and read the Confidential Private Placement Memorandum dated November 10, 2004 (“Memorandum”), pursuant to which Advanced Cell Technology, Inc., a Delaware corporation (“Company”), is offering for sale to the undersigned Units (“Offered Units”) at the price of $1.70 per Offered Unit, each Unit consisting of (i) two (2) shares of our $.001 par value Series A Convertible Preferred Stock and (ii) one (1) warrant to purchase a share of our Common Stock at $1.27 per share. Each share of Series A Convertible Preferred Stock is convertible in one (1) share of our $.001 par value common stock. Each share of Series A Convertible Preferred Stock carries a coupon of 6% cumulative dividend payable in cash or in-kind at our discretion.  Each callable warrant is exercisable on a for-cash basis with a two-year expiration date and may be subject to certain lockup/leak-out provisions.  The rights, privileges and restrictions on our Series A Convertible Preferred Stock will be described in our Restated Certificate of Incorporation, to be filed upon the close of this Offering.  There is a minimum investment of $50,000; therefore, the minimum number of Offered Units which each purchaser must purchase is 29,412 Units.  The Company will place the proceeds of this Offering into an escrow account until such time as it has raised a minimum offering amount of $1,000,000.  Therefore, the minimum number of Offered Units which must be sold prior to the Company’s utilization of the proceeds from the sale of the Offered Units is $588,235.  Once the Company receives the minimum offering amount of $1,000,000, funds raised will be released to the Company from the escrow account, and any additional funds received from a purchaser subsequent to that point will immediately be available to the Company.  The terms used and not defined in this Subscription Agreement have the meanings specified for such terms in the Memorandum.  The Units are being offered solely to Accredited Investors as that term is defined in the Memorandum.

1.  Subscription.   On the terms and subject to the conditions of this Subscription Agreement and the Memorandum, the undersigned hereby subscribes for the number of Offered Units of the Company, specified below.  The undersigned hereby agrees that this subscription shall be irrevocable and shall survive the death or disability of the undersigned.  Payment of the purchase price for the Offered Units is due upon subscription.

2.  Acceptance of Subscription.   The undersigned acknowledges that (i) the Company has the right to accept or reject this subscription in whole or in part, and (ii) this subscription shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by the Company.  The undersigned agrees that subscriptions need not be accepted by the Company in the order in which subscriptions are received.

3.  Representations, Warranties, and Covenants of the Undersigned.  The undersigned hereby represents and warrants to and covenants with the Company, the Company’s officers, directors, employees, attorneys, agents and any person who has solicited this subscription as follows:

(a)           The undersigned has adequate means of providing for his or her current needs and possible personal contingencies, and he or she has no need in the foreseeable future to sell the Offered Units or shares of the Company’s common stock underlying such Units.  The undersigned is able to accommodate the economic risks of the undersigned’s purchase of Offered Units, and the undersigned has a sufficient net worth to sustain a loss of his or her investment in the Company, or a portion thereof, in the event such loss should occur.

(b)           The undersigned has such knowledge and experience in financial and business manners that he or she is capable of evaluating the merits and risks of an investment in the Company.

(c)           The undersigned confirms that all documents, records and books, pertaining to his or her proposed investment in the Company have been made available to the undersigned.

(d)           The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company’s behalf, concerning the terms and conditions of his or her proposed investment in the Company, and all such questions have been answered to the complete satisfaction of the undersigned.

(e)           The Offered Units and the shares of this Company’s common stock underlying such Units will be acquired by the undersigned for his or her own account for investment in a manner which would not require registration or qualification pursuant to the provisions of the Securities Act of 1933, as amended (“Act”), or any state Blue Sky law.

(f)            The undersigned understands that the offer and sale of the Offered Units and the shares of the Company’s common stock underlying such Units in the individual states in transactions which satisfy the requirements of Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933 are not required to be registered or qualified in the individual states because of adoption of the National Securities Markets Improvement Act of 1995 (“NSMIA”).  NSMIA preempts state registration and similar qualification provisions for transactions exempt pursuant to that Rule 506.

(g)           The undersigned represents that it has been called to his or her attention by those provisions of the Memorandum and by those persons with whom the undersigned has dealt in connection with his or her proposed investment in the Company that the Company has significant debt, and the undersigned’s proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof.

(h)           The undersigned has received no representations or warranties in making his or her investment decision.

(i)            The undersigned acknowledges and agrees that the Company has made available to the undersigned or his or her personal advisors the opportunity to obtain appropriate information to evaluate the merits and risks of an investment in the Company.

(j)            The undersigned understands that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has made any finding or determination relating to the fairness of any purchase of the Offered Units or the shares of the Company’s common stock underlying such Units and that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has or will recommend or endorse a purchase of the Offered Units.

(k)           The undersigned is now a bona fide citizen of the United States of America and a bona fide resident of the state set forth below and the address and Social Security number or federal tax identification number set forth below are his or her true and correct residence and Social Security number or federal tax identification number.  The undersigned has no current intention of becoming a resident of any other state or jurisdiction.  If the undersigned is a corporation, partnership, trust or other form of business organization, the undersigned represents and warrants that the undersigned was formed pursuant to the laws of                   and the undersigned’s principal place of business is within such state, and that the undersigned was not organized for the purpose of acquiring Offered Units.

(l)            The undersigned hereby represents and warrants that the undersigned’s total purchase of Offered Units shall not exceed 10% of the undersigned’s net worth.

(m)          By initialing where indicated and appropriate below, the undersigned hereby represents and warrants that the undersigned is an “Accredited Investor”, as defined by the provisions of Rule 501 of Regulation D promulgated pursuant to the Act, and falls within one of the following categories:

	(1)	The undersigned is a director or executive officer of the Company, or any director, executive officer, or general partner of a general partner of the Company; or
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	(2)	The undersigned is a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of his or her purchase exceeds $1,000,000.00; or
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(3)

The undersigned is a natural person who had an individual income in excess of $200.000.00 in each of the 2 most recent years of joint income with the undersigned’s spouse in excess of $300.000.00 in each of those years and has a reasonable expectation of having the same income level in the current year; or

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(4)

The undersigned is a trust, with total assets in excess of $5,000,000.00. not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506(b) (2) (ii) promulgated pursuant to the Act; or

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	(5)	The undersigned is an entity in which all of the equity owners are Accredited Investors.
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4.  Indemnification.   The undersigned acknowledges that he or she understands the meaning and legal consequences of the representations, warranties, and covenants specified in Paragraph 3 of this Subscription Agreement and that the Company has relied on such representations, warranties and covenants, and the undersigned hereby agrees to indemnify and hold harmless the Company, and its officers, directors, controlling persons, agents, attorneys, accountants, and employees, from any and all loss, damage or liability due to, or occurring because of, a breach of any such representation, warranty, or covenant.

5.  Subsequent Registration of Offered Units.    The undersigned has no right to require that the Offered Units or the shares of the Company’s common stock underlying such Units be registered pursuant to the provisions of the Act, or otherwise.  The undersigned further acknowledges and agrees that the Company has no obligation to assist the undersigned in obtaining any exemption from any registration requirements imposed by applicable law.  The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator or similar person of any state, province or territory.

6.  Limitation on Transfer of Offered Units.     The undersigned acknowledges and agrees that he or she is aware that there are substantial restrictions on the transferability of the Offered Units, including the shares of the Company’s common stock underlying such Units.  Because the Offered Units and the shares of the Company’s common stock underlying such Units will not be registered pursuant to the provisions of the Act and approved by the Company, the undersigned agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Offered Units or the shares of the Company’s common stock underlying such Units unless such sale is exempt from such registration pursuant to the provisions of the Act or unless the Offered Units and the shares of the Company’s common stock underlying such Units are registered pursuant to the Act.  The undersigned further acknowledges and agrees that the Company has no obligation to assist the undersigned in obtaining any exemption from any registration requirements imposed by applicable law.  The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

7.  Compliance with Act.   The undersigned understands and agrees that the following restrictions and limitations are applicable to his or her purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of Offered Units and any of the underlying shares pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated pursuant thereto:

(a)           The undersigned agrees that the Offered Units and the shares of the Company’s common stock underlying such Units shall not be sold, pledged, hypothecated or otherwise disposed of unless the Offered Units and the shares of the Company’s common stock underlying such Units are registered pursuant to the Act and applicable state or other applicable securities laws or are exempt therefrom.

(b)           A legend in substantially the following form has been or will be placed on any certificate(s) or other documents evidencing the Offered Units and the shares of the Company’s common stock underlying such Units:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED (“ACT”),  AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTIONS SPECIFIED IN SECTION 4(2) OF THE ACT AND RULE 506 OF REGULATION D PROMULGATED PURSUANT THERETO.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF.  EXCEPT UPON DELIVERY TO THE COMPANY AND ITS TRANSFER AGENT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY AND ITS TRANSFER AGENT OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED PURSUANT THERETO.

(c)           Stop transfer instructions to the transfer agent of the Company have been or will be placed with respect to the Offered Units and the shares of the Company’s common stock underlying such Units so as to restrict the sale, transfer, pledge, hypothecation or other disposition thereof, subject to the further terms hereof, including the provisions of the legend set forth in subparagraph (b) above.

(d)           The legend and stop transfer instructions described in subparagraphs (b) and (c) above will be placed on any new certificate(s) or other documents for transfer.

8.  Financial Information.   The undersigned has previously been furnished an Offeree Questionnaire which has been completed and executed by the undersigned and the information contained therein remains true and correct in material aspects.